SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report:  June 29, 2012
(Date of Earliest Event Reported:  December 22, 2011)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300
Lake Forest, Illinois  60045
(Address of principal executive offices)
(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

EXPLANATORY NOTE

On December 22, 2011, Oak Pharmaceuticals, Inc. (“Oak”), a Delaware corporation and wholly owned subsidiary of Akorn, Inc. (“Akorn”), and Akorn entered into an Asset Sale and Purchase Agreement (the “Purchase Agreement”) with Lundbeck, Inc., an Illinois corporation (“Lundbeck”) for the acquisition of right, title and interest to three off-patent, branded, hospital-based injectables, including Lundbeck’s generic versions and related contracts (the “Acquisition”).  The acquired portfolio consists of Nembutal®, a Schedule II controlled drug, Diuril® and Cogentin®.  The acquired assets were deemed to constitute a business and the accordingly the acquisition was accounted for as a business combination.  On December 30, 2011, Akorn, filed a Current Report on Form 8-K to report completion of the acquisition, which is being amended hereby to provide the carve-out financial statements of the acquired Lundbeck products as required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b), which financial statements and information were not included in the original filing.

Item 9.01              Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Audited financial statements of the Nembutal®, Diuril® and Cogentin® Product Lines of Lundbeck as of and for the nine months ended September 30, 2011 and the year ended December 31, 2010 are filed as Exhibit 99.1 to this Amended Report on Form 8-K and incorporated herein by reference.

(b) Pro Forma Financial Information.

Unaudited pro forma condensed combined financial statements, including an unaudited pro forma condensed combined balance sheet of Akorn, Inc. as of September 30, 2011 and unaudited pro forma condensed combined income statements of Akorn, Inc. for the year ended December 31, 2010 and the nine months ended September 30, 2011, are filed as Exhibit 99.2 to this Amended Report on Form 8-K and incorporated herein by reference.

(d) Exhibits.

Exhibit No	Description

23.1	Consent of BDO USA, LLP, independent registered public accounting firm

99.1	Audited consolidated financial statements of the Nembutal®, Diuril® and Cogentin® Product Lines of Lundbeck as of and for the year ended December 31, 2010 and nine months ended September 30, 2011.

99.2
Unaudited pro forma condensed combined balance sheet as of September 30, 2011 and unaudited pro forma condensed combined statements of income for the year ended December 31, 2010 and nine months ended September 30, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

	By:	/s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

Date: June 29, 2012